As filed with the Securities and Exchange Commission on January 23, 2026.

Registration No. 333-206394
Registration No. 333-210229
Registration No. 333-216793
Registration No. 333-223721
Registration No. 333-229643
Registration No. 333-239114
Registration No. 333-254151
Registration No. 333-258633
Registration No. 333-263459
Registration No. 333-273773
Registration No. 333-281491
Registration No. 333-289533

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statement No. 333-206394
Post-Effective Amendment No. 1 to Registration Statement No. 333-210229
Post-Effective Amendment No. 1 to Registration Statement No. 333-216793
Post-Effective Amendment No. 1 to Registration Statement No. 333-223721
Post-Effective Amendment No. 1 to Registration Statement No. 333-229643
Post-Effective Amendment No. 1 to Registration Statement No. 333-239114
Post-Effective Amendment No. 1 to Registration Statement No. 333-254151
Post-Effective Amendment No. 1 to Registration Statement No. 333-258633
Post-Effective Amendment No. 1 to Registration Statement No. 333-263459
Post-Effective Amendment No. 1 to Registration Statement No. 333-273773
Post-Effective Amendment No. 1 to Registration Statement No. 333-281491
Post-Effective Amendment No. 1 to Registration Statement No. 333-289533

to

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ASTRIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-3687168 (I.R.S. Employer Identification No.)

22 Boston Wharf Road 10th Floor Boston, Massachusetts (Address of Principal Executive Offices)	02210 (Zip Code)

Amended and Restated 2008 Equity Incentive Plan, as amended
2015 Stock Incentive Plan
2015 Employee Stock Purchase Plan
Amended and Restated 2015 Stock Incentive Plan
Quellis Biosciences, Inc. 2019 Stock Incentive Plan
2022 Inducement Stock Incentive Plan
2022 Inducement Stock Incentive Plan, as amended
Second Amended and Restated 2015 Stock Incentive Plan, as amended
(Full title of the plans)

Alane Barnes
Secretary
Astria Therapeutics, Inc.
4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
(Name and address of agent for service)

(919) 859-1302
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and together, the “Registration Statements”):

•
Registration Statement on Form S-8 (No. 333-206394), pertaining to the registration and sale of (i) 1,478,731 shares of common stock of Astria Therapeutics, Inc. (the “Company”), $0.001 par value per share (“Common Stock”), in connection with the Amended and Restated 2008 Equity Incentive Plan, as amended, (ii) 1,094,229 shares of Common Stock in connection with the 2015 Stock Incentive Plan, and (iii) 182,352 shares of Common Stock in connection with the 2015 Employee Stock Purchase Plan;

•
Registration Statement on Form S-8 (No. 333-210229), pertaining to the registration and sale of 765,663 shares of Common Stock in connection with the 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•
Registration Statement on Form S-8 (No. 333-216793), pertaining to the registration and sale of 940,877 shares of Common Stock in connection with the 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•
Registration Statement on Form S-8 (No. 333-223721), pertaining to the registration and sale of 1,182,262 shares of Common Stock in connection with the 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;.

•
Registration Statement on Form S-8 (No. 333-229643), pertaining to the registration and sale of 886,470 shares of Common Stock in connection with the Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•
Registration Statement on Form S-8 (No. 333-239114), pertaining to the registration and sale of 2,036,470 shares of Common Stock in connection with the Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•
Registration Statement on Form S-8 (No. 333-254151), pertaining to the registration and sale of 332,494 shares of Common Stock in connection with the Quellis Biosciences, Inc. 2019 Stock Incentive Plan;

•
Registration Statement on Form S-8 (No. 333-258633), pertaining to the registration and sale of 6,036,470 shares of Common Stock in connection with the Amended and Restated 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-263459), pertaining to the registration and sale of 300,000 shares of Common Stock in connection with the 2022 Inducement Stock Incentive Plan;

•
Registration Statement on Form S-8 (No. 333-273773), pertaining to the registration and sale of additional shares of Common Stock in connection with the Amended and Restated 2015 Stock Incentive Plan, the 2015 Employee Stock Purchase Plan and the 2022 Inducement Stock Incentive Plan;

•
Registration Statement on Form S-8 (No. 333-281491), pertaining to the registration and sale of additional shares of Common Stock in connection with the Second Amended and Restated 2015 Stock Incentive Plan, the 2015 Employee Stock Purchase Plan and the 2022 Inducement Stock Incentive Plan, as amended; and

•
Registration Statement on Form S-8 (No. 333-289533), pertaining to the registration and sale of additional shares of Common Stock in connection with the Second Amended and Restated 2015 Stock Incentive Plan, as amended, the 2015 Employee Stock Purchase Plan and the 2022 Inducement Stock Incentive Plan, as amended.

On January 23, 2026, pursuant to the Agreement and Plan of Merger, dated as of October 14, 2025, by and between BioCryst Pharmaceuticals, Inc., a Delaware corporation (“BioCryst”), Axel Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of BioCryst (“Merger Sub”), and the Company, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of BioCryst.

As a result of the Merger, the offering and sale of securities under the above-listed Registration Statements under the Securities Act of 1933, as amended, which have been previously filed with the Securities and Exchange Commission, have been terminated. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby terminates the effectiveness of the Registration Statements and removes from registration the securities of the Company registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina on January 23, 2026.

ASTRIA THERAPEUTICS, INC.

By:	/s/ Alane Barnes
Alane Barnes
Secretary

No other person is required to sign this Post-Effective Amendment to each Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.